Exhibit 99.1

The Knot Reports First Quarter 2008 Financial Results

--Online Advertising Grows 20% while the Company Continues Investments--

Reminder: Conference Call Today at 4:30 ET Dial In (800) 638-7172, ID 44715637

NEW YORK--(BUSINESS WIRE)--The Knot, Inc. (NASDAQ:KNOT, www.theknot.com), a leading lifestage media company targeting couples planning their wedding and future lives together, today reported financial results for its first quarter ended March 31, 2008.

First Quarter 2008 Results

For the first three months of 2008, net revenues rose 13% to $23.8 million from $21.0 million in the first quarter of 2007. Revenue from national and local online advertising programs increased by 20% over the prior year’s first quarter while publishing and other revenues recorded a 17% gain. E-commerce revenues representing merchandise revenue from the sale of wedding supplies and registry services commissions aggregated $6.4 million and were relatively flat compared to 2007.

Net income for the first quarter of 2008 was $579,000 or $0.02 per basic and diluted share. Net income in the first quarter of 2007 was $1.6 million or $0.05 per basic and diluted share.

“The first quarter results reflect anticipated increases in operating expenses due to investments to update our technology platform and expand our management, sales and marketing teams. In 2008, our goal is to establish the operational and technological platform that will allow us to effectively scale the Company’s multi-platform lifestage media business as we move into 2009,” said David Liu, Chairman and Chief Executive Officer of The Knot. “Despite the ongoing investment of significant resources toward platform upgrades, we are pleased that our online advertising business continues to drive our growth.”

First Quarter 2008 Financial Highlights

  National and local online revenues were $4.7 million and $8.2 million respectively, compared to $3.5 million and $7.3 million for the first quarter of 2007.
  Gross profit margins for each of the three months ended March 31, 2008 and 2007 were 81%.
  Stock-based compensation expense was $747,000 in the first quarter compared to $472,000 for the first quarter of 2007.
  Net cash provided by operating activities was $6.0 million for the three months ended March 31, 2008, while capital expenditures amounted to $2.4 million for the same period.
  For the three months ended March 31, 2008, The Knot recorded a temporary impairment charge of $1.1 million, net of tax, with respect to its investments in auction rate securities. The charge was reflected in other comprehensive loss in stockholders’ equity.

Recent Developments

  In February, The Knot’s subsidiary, WeddingChannel.com, announced Amazon.com (NASDAQ: AMZN) as the newest addition to its unmatched roster of premier registry retailers. This collaboration enables engaged couples to create, manage, and monitor their wedding registry from leading online retailer Amazon.com via a patented multi-registry system on WeddingChannel.com, which makes it easy for millions of wedding guests to find and purchase a gift from 20 different retailers all on one site.
  Also in February, The Knot announced the acquisition of The Bump Media, Inc., publisher of The Bump, a local magazine and Web site dedicated to pregnancy and first-time parenthood. The acquisition further enhances The Knot’s mission of helping couples at key lifestages connect with the content and services they need. This addition also provides the baby and maternity advertisers in The Knot local network an increased opportunity to reach this important market.

Conference Call and Webcast

The Knot will host a conference call with investors at 4:30 p.m. ET on Thursday, May 8, 2008, to discuss its first quarter results. Participants should dial-in (800) 638-7172, Conference ID#44715637. Please dial-in 10 minutes prior to the call is scheduled to begin.

Participants can also access the live broadcast over the Internet on the Investor Relations section of The Knot’s web site, accessible at www.theknot.com/investor-relations. To access the Web cast, participants should visit The Knot at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

A replay of the Web cast will be archived on The Knot Web site approximately 2 hours after the conference call ends for a period of two weeks and will also be available at 800-642-1687 reference #44715637.

About the Knot

The Knot (NASDAQ: KNOT; www.theknot.com) is a leading lifestage media company. The Company's flagship brand, The Knot, is the nation's leading wedding resource, reaching well over a million engaged couples each year through the #1 wedding website TheKnot.com. Other Knot brand products include The Knot national and local magazines, The Knot books (published by Random House and Chronicle) and television programming bearing The Knot name (aired on Style Network and Comcast). The Company also owns WeddingChannel.com, the most visited wedding gift registry website. The Company’s Nest brand focuses on the newlywed-to-pregnancy lifestage, with the popular lifestyle website TheNest.com, a home décor book series with Clarkson Potter, The Nest magazine and baby offshoot TheNestBaby.com. Also under The Knot, Inc. umbrella are WeddingTracker.com; GiftRegistryLocator.com; party planning site PartySpot.com; teen-oriented PromSpot.com; and local baby services and community site Lilaguide.com. The Knot, Inc. is based in New York and has several other offices across the country.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of The Knot. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which The Knot bases its expectations may change prior to the end of the quarter. Although these expectations may change, The Knot will not necessarily inform you if they do. The Knot's policy is to provide its expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) The Knot's unproven business model, (ii) The Knot's history of losses, (iii) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (iv) the seasonality of the wedding industry, (v) the dependence of our registry services business on the continued use of the WeddingChannel website by our retail partners and (vi) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

The Knot, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$49,870	$33,127
Short-term investments	-	72,649
Accounts receivable, net	14,260	14,927
Accounts receivable from affiliate	1,254	1,327
Inventories	2,108	1,878
Deferred production and marketing costs	582	483
Deferred tax assets, current portion	3,748	3,388
Other current assets	1,874	1,623
Total current assets	73,696	129,402

Long-term investments	57,200	-
Property and equipment, net	9,499	8,497
Intangible assets, net	30,525	30,953
Goodwill	33,856	32,105
Deferred tax assets	21,867	22,018
Other assets	262	278
Total assets	$226,905	$223,253

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$8,319	$7,616
Deferred revenue	16,604	14,665
Current portion of long-term debt	55	55
Total current liabilities	24,978	22,336
Deferred tax liabilities	14,109	14,178
Other liabilities	445	456
Total liabilities	39,532	36,970

Stockholders’ equity:
Common stock	319	316
Additional paid-in-capital	194,469	192,894
Accumulated deficit	(6,348)	(6,927)
Accumulated other comprehensive loss	(1,067)	-
Total stockholders’ equity	187,373	186,283
Total liabilities and stockholders’ equity	$226,905	$223,253

The Knot, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three months ended
	March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Net revenues:
Online sponsorship and advertising	$12,910	$10,776
Registry services	1,778	1,760
Merchandise	4,594	4,631
Publishing and other	4,519	3,862
Total net revenues	23,801	21,029

Cost of revenues	4,471	4,016

Gross profit	19,330	17,013

Operating expenses:
Product and content development	4,951	3,144
Sales and marketing	7,579	5,890
General and administrative	4,809	4,085
Depreciation and amortization	2,201	2,108
Total operating expenses	19,540	15,227

(Loss) income from operations	(210)	1,786

Interest and other income, net	1,202	987

Income before income taxes	$992	$2,773
Provision for income taxes	413	1,139

Net income	$579	$1,634
Basic earnings per share	$0.02	$0.05
Diluted earnings per share	$0.02	$0.05
Weighted average number of common shares outstanding
Basic	31,251,830	30,811,815
Diluted	32,613,069	32,832,516

CONTACT:
VMW Corporate & Investor Relations
Vicki Weiner/Sylvia Dresner
212-616-6161
info@vmwcom.com